Exhibit 10.8

PUREBASE CORPORATION
(a Nevada corporation)

2017 PUREBASE CORPORATION
STOCK OPTION PLAN

1.             Purposes of the Plan. The purposes of this Plan (defined below) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations and interpretations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

2.             Definitions.  As used herein, the following definitions shall apply:

(a)            "Administrator" means the Board or its Committee appointed pursuant to Section 5 of the Plan.

(b)            "Affiliate" means an entity other than a Subsidiary (as defined below) which, together with the Company, is under common control of a third person or entity.

(c)            "Applicable Laws" means the legal requirements relating to the administration of stock option and restricted stock purchase plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d)            "Award" means any stock option or Stock Purchase Right granted under this Plan.

(e)            "Board" means the Board of Directors of the Company.

(f)            "Cause" means: (1) willful misconduct or gross negligence in the performance of a person's duties, or refusal or failure to comply with the legal directives of the Board so long as such directives are not inconsistent with a person's position and duties, which is not remedied (if remediable) within five (5) working days after written notice from the Board, which written notice shall state that failure to remedy such conduct may result in termination for Cause; (2) a person's deliberate attempt to do an injury to the Company; (2) a person's  conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company; or (4) a person's material breach of any material provision of the Company's form of confidentiality agreement, including without limitation, the theft or other misappropriation of the Company's proprietary information.

(g)           "Change of Control" means (1) a sale of all or substantially all of the Company's assets, or (2) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(h)           "Code" means the Internal Revenue Code of 1986, as amended.

(i)            "Committee" means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 of the Plan.

(j)            "Common Stock" means the Common Stock of the Company.

(k)           "Company" means Purebase Corporation, a Nevada corporation.

(l)            "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

(m)          "Continuous Service Status" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted in the case of:  (1) sick leave; (2) military leave; (3) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (4) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries, Affiliates or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

(n)          "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(o)           "Director" means a member of the Board.

(p)           "Employee" means any person employed by the Company or any Parent, Subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

(q)           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(r)           "Fair Market Value" means, as of any date, the fair market value of the Common Stock, as determined by the Administrator in good faith on such basis. A good faith basis in this case will be a reasonable valuation as defined under Regulations Section 1.409A- 1(b)(5)(iv)(B)(1). The Administrator may at its option, use the methods defined under  Regulation Section 1.409A-1(b)(5)(iv)(B)(2) or if applicable, the value as determined by an independent appraiser selected by the Board or Committee. Notwithstanding the above, whenever the Common Stock is readily tradable on an established securities market, the determination of Fair Market Value shall be based upon the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant (as determined in the discretion of the Administrator on the Grant Date) as reported by such securities market.

(s)          "Grant Date" means the date when the Company completes the Stock Option Agreement necessary to create a legally binding right constituting the Option. The Company is deemed to have completed the necessary actions to create a legally binding right constituting the Option, when both the maximum number of shares and the minimum exercise price are fixed and determinable. This Section 2(r) is intended to comply fully with the provisions under Regulation Section 1.409A-1(b)(5)(vi)(B).

(t)            "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(u)           "Listed Security" means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority ("FINRA").

(v)            "Named Executive" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(w)           "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(x)           "Option" means a stock option granted pursuant to the Plan.

(y)           "Option Exchange Program" means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock provided that any such repricing be made in accordance with Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations, or in connection with a transaction which is considered the grant of a new Option for purposes of Section 409A of the Code, provided that the new exercise price or grant price is not less than the Fair Market Value of a Share on the new grant date.

(z)           "Optioned Stock" means the Common Stock subject to an Option.

(aa)          "Optionee" means an Employee, Director or Consultant who receives an Option.

(bb)         "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(cc)         "Participant" means any holder of one or more Options or  Stock  Purchase Rights, or the Shares issuable or issued upon exercise of such awards, under the Plan.

(dd)         "Plan" means this 2017 Purebase Corporation Stock Option Plan.

(ee)         "Regulations" means  the official Treasury Department interpretation of   the Internal Revenue Code.

(ff)          "Reporting Person" means an officer, Director, or greater than  ten  percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(gg)        "Restricted Stock" means Shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

(hh)        "Restricted Stock Purchase Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.

(ii)           "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(jj)           "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(kk)        "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ll)           "Stock Option Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Stock Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(mm)       "Stock  Purchase  Right"  means  the  right  to  purchase Common Stock pursuant to Section 10 below.

(nn)         "Subsidiary" means a "subsidiary entity," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(oo)         "Ten Percent Holder" means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.             Shares Reserved under the Plan

(a)           Plan Reserve.  Subject to the provisions of Section 13 of the Plan, an aggregate of Ten Million (10,000,000) Shares are initially reserved for issuance under this Plan, all of which may be issued as any form of Award.

(b)           Replenishment of Shares Under this Plan.  If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to or reserved for in respect of such Award, or the Shares to which such Award relates, may again be used for new Awards under the Plan, including issuance pursuant to incentive stock options.  If Shares are delivered to (or withheld by) the Company in payment of the exercise price or withholding taxes of an Award, then such Shares may be used for new Awards under this Plan, including issuance pursuant to incentive stock options.  If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares may be used for new Awards under this Plan, but excluding issuance pursuant to incentive stock options.

(c)           Evergreen Replenishment of Shares.  In addition, the number of Shares available for issuance under this Plan shall automatically increase on January 1st of each year for a period of nine (9) years commencing on January 1, 2018 and ending on (and including) January 1, 2026, in an amount equal to the greater of (i) 10 percent (10%) of the total number of shares of Common Stock issued and outstanding on the last day of the immediately preceding fiscal year, or (ii) such number of shares of Common Stock as initially reserved under subsection (a) above.

4.             Individual Awards under the Plan. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option and/or Stock Purchase Right. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to awards granted under the Plan to any one individual during any calendar year may not exceed one percent (1%) of the total number of shares of Common Stock issued and outstanding as of the Award grant date (as adjusted from time to time in accordance with the provisions of the Plan).

5.             Administration of the Plan.

(a)           General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan. Notwithstanding the foregoing, from and after the date upon which the Company becomes a "publicly held corporation" (as defined in section 162(m) of the Code and applicable interpretive authority under the Code), the Plan will be administered by a committee of, and  appointed by, the Board that will be comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority under the Code and within the meaning of "Non-Employee Director" as defined in Rule 16b-3).

(b)           Committee Composition. If a Committee has been appointed pursuant to this Section 5, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions. The Committee shall in all events conform to any requirements of the Applicable Laws.

(c)            Powers of the Administrator.  All actions and determinations by the Administrator are made in its sole discretion and shall be final and binding on any person with an interest therein. If at any time a Committee is not in existence or is not properly constituted, the Board shall administer the Plan. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)             to determine whether each option granted will be an incentive stock option or a nonstatutory stock option;

(ii)           to determine the Fair Market Value of the Common Stock, in accordance with Section 2(r) of the Plan, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(iii)          to select the Employees and Consultants to whom Plan awards may from time to time be granted;

(iv)           to determine whether and to what extent Plan awards are granted;

(v)            to determine the number of Shares of Common Stock to be  covered by each award granted;

(vi)           to approve the form(s) of agreement(s) used under the Plan;

(vii)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant's transitioning from full- to part-time service (or vice versa), and any restriction or limitation regarding any Option, Optioned Stock, Stock Purchase Right or Restricted Stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(viii)        to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

(ix)           to adjust the vesting of an Option held by an Employee or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;

(x)            to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on  all Participants; and

(xi)           in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

6.             Eligibility.

(a)           Recipients of Grants. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.

(b)           Type of Option. Each Option shall be designated in the Stock Option  Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c)            ISO $100,000 Limitation. Notwithstanding any designation under  Section 6(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(d)            No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant's right or the Company's right  to terminate the employment or consulting relationship at any time for any reason.

7.             Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

8.             Term of Option. The term of each Option shall be the term stated in the Stock Option Agreement; provided that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be no more than five years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement.

9.             Option Exercise Price and Consideration.

(a)           Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Stock Option Agreement, but shall be subject to the following provided that the exercise price for the Options may never be less than the Fair Market Value on the Grant Date:

(i)             In the case of an Incentive Stock Option

(A)             granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Grant Date; or

(B)              granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(ii)           In the case of a Nonstatutory Stock Option granted on any date to any eligible person, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(iii)          Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction; provided, however, the grant of such options may never be less than the fair market value of the underlying stock on the grant date.

(b)            Permissible Consideration. The consideration to be paid for the Shares  to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) subject to any requirements of the Applicable Laws, delivery of Optionee's promissory note having such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate after taking into account the potential accounting consequences of permitting an Optionee to deliver a promissory note; (4) cancellation of indebtedness; (5) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the

Optioned Shares as to which the  Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionee for more than six months on the date of surrender (or such other period as may be required to avoid the Company's incurring an adverse accounting charge); (6) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a "same-day sale" cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

10.           Exercise of Option.

(a)            General.

(i)            Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Stock Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

(ii)           Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave  of  absence;  provided,  however,  that  in  the  absence  of  such  determination,  vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant's returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(iii)          Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share.  The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iv)           Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(v)            Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

(b)           Termination of Employment or Consulting Relationship. Except as otherwise set forth in this Section 10(b), the Administrator shall establish and set forth in the applicable Stock Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee's Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. Unless the  Administrator otherwise provides in the Stock Option Agreement, to the extent that the Optionee is not vested in Optioned Stock at the date of termination of his or her Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Stock Option Agreement (and subject to Section 8).

The following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee's Continuous Service Status, and (2) establish the minimum post-termination exercise periods that may be set forth in a Stock  Option Agreement:

(i)            Termination other than Upon Disability or Death; Termination for Cause. In the event of termination of Optionee's Continuous Service Status other than under the circumstances set forth in subsections (ii) and (iii) below, such Optionee may exercise an Option for thirty (30) days following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination; provided, however, in the event of termination of Optionee's Continuous Service Status for Cause, the Optionee's rights to exercise an Option shall terminate concurrently with the termination of the Optionee's Continuous Service Status. No termination shall be deemed to occur and this Section 10(b)(i)  shall not apply if (1) the Optionee is a Consultant who becomes an Employee, or (2) the Optionee is an Employee who becomes a Consultant.

(ii)           Disability of Optionee. In the event of termination of an Optionee's Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within six (6) months following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

(iii)          Death of Optionee. In the event of the death of an Optionee  during the period of Continuous Service Status since the date of grant of the Option, or within thirty (30) days following termination of Optionee's Continuous Service Status, the Option may be exercised by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve (12) months following the date of death, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death or, if earlier, the date the Optionee's Continuous Service Status terminated.

11.           Stock Purchase Rights.

(a)            Rights to Purchase. When the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The Company shall pay all administrative costs associated with the exercise of Stock Purchase Rights. In the case of a Stock Purchase Right granted prior to the date, if any, on which the Common Stock becomes a Listed Security and if required by the Applicable Laws at that time, the purchase price of Shares subject to such Stock Purchase Rights shall not be less than 100% of the Fair Market Value of the Shares as of the date of the offer, or, in the case of a Ten Percent Holder, the price shall not be less than 110% of the Fair Market Value of the Shares as of the date of the offer. If the Applicable Laws do not impose the requirements set forth in the preceding sentence and with respect to any Stock Purchase Rights granted after the date, if any, on which the Common Stock becomes a Listed Security, the purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)           Repurchase Option.

(i)            General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). Subject to any requirements of the Applicable Laws, the terms of the Company's repurchase option (including without limitation the price at which, and the consideration for which, it may be exercised, and the events upon which it shall lapse) shall be as determined by the Administrator in its sole discretion and reflected in the Restricted Stock Purchase Agreement.

(ii)           Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, such lapsing shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant's returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given "vesting" credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c)           Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(d)            Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12.           Taxes.

(a)           As a condition of the grant, vesting or exercise of an Option or Stock Purchase Right granted under the Plan, the Participant (or in the case of the Participant's death, the person exercising the Option or Stock Purchase Right) shall be responsible for and shall make such arrangements as the Administrator may require for the satisfaction of  any applicable federal,  state, local  or  foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Option or Stock Purchase Right or the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy a Participant's tax withholding obligations under this Section 12 (whether pursuant to Section 12(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)            In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right.

(c)            This Section 12(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security. In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 12, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be  determined under the Applicable Laws (the "Tax Date").

(d)            If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of  shares  previously acquired from the Company that are surrendered under this Section 12(d),  such Shares must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

(e)            Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 12(d) above must be made on or prior to the applicable Tax Date.

(f)            In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

(g)           Nothing in the forgoing or elsewhere in this Plan shall prohibit the Company from agreeing to pay the Participant additional cash compensation to assist with his or her income tax burden in the Stock Option Agreement or otherwise, including but not limited to, "grossing up" such compensation to account for it being taxable.

13.           Non-Transferability of Options and Stock Purchase Rights.

(a)            General. Except as set forth in this Section 13, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option or Stock Purchase Right may be exercised, during the lifetime of the holder of an Option or Stock Purchase Right, only by such holder or a transferee permitted by this Section 13.

(b)            Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Administrator may in its discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to "Immediate Family Members" (as defined below) of the Optionee. "Immediate Family Members" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in- law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

(c)            Restriction on Shares Issued.  Unless this Plan is registered with the US Securities and Exchange Commission on Form S-8, no Shares issued pursuant to the exercise of Options granted herein or any Restricted Stock Purchase Plan "Issued Shares" shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with the terms of the applicable Award, all applicable securities laws (including, without limitation, the Securities Act of 1933 and the Exchange Act), and with the terms and conditions of this Section 12.  In connection with any proposed transfer, the Administrator may require the transferor to provide at the transferor's own expense an opinion of counsel to the transferor and the Company, satisfactory to the Administrator, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act of 1933).  Any attempted disposition of Issued Shares not in accordance with the terms and conditions of this Section 13 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition.

14.           Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)           Changes in Capitalization. Subject to any action required under Applicable Laws by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding award, and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an award, as well as the price per Share of Common Stock covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an award.

(b)           Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Option and Stock Purchase Right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)           Corporate Transaction. In the event of a Corporate Transaction (including without limitation a Change of Control), each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the "Successor Corporation"), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case the vesting of each Option or Stock Purchase Right shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, immediately prior to the consummation of the transaction.

For purposes of this Section 14(c), an Option or a Stock Purchase Right shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction or a Change of Control, as the case may be, each holder of an Option or Stock Purchase Right would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the  number of Shares of Common Stock covered by the award at such time (after giving effect to  any adjustments in the number of Shares covered by the Option or Stock Purchase Right as provided for in this Section 14); provided that if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the award to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(d)           Certain Distributions. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

15.           Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator issues a Stock Option Agreement or Stock Purchase Right Agreement granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator issues a Stock Option Agreement granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. The Stock Option Agreement or Stock Purchase Right Agreement shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

16.           Amendment and Termination of the Plan.

(a)           Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 14 above) shall be made that  would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. Optionee's consent will not be required to amend the Plan to bring the Plan into compliance with or to make the Plan exempt from taxation under Section 409A.

(b)           Effect of Amendment or Termination. Except as to amendments which the Administrator has the authority under the Plan to make unilaterally, no amendment or termination of the Plan shall materially and adversely affect Options or Stock Purchase Rights already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Purchase Rights and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.

17.           Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law. Shares issued upon exercise of awards granted prior to the date on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Stock Option Agreement or Restricted Stock Purchase Agreement.

18.           Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.           Agreements. Options and Stock Purchase Rights shall be evidenced by Stock Option Agreements and Restricted Stock Purchase Agreements, respectively, in such form(s) as the Administrator shall from time to time approve.

20.           Stockholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

21.           Deferred Compensation. Optionee and the Company agree that all provisions of this Plan are intended to meet, and to operate in accordance with, in all material respects, the requirements of paragraphs (2), (3), and (4) of Section 409A(a) of the Code, and any guidance from the Department of Treasury or Internal Revenue Service thereunder, including any and all specifically referenced Regulation Sections contained in the Plan. Where ambiguity or uncertainty exists, this Plan shall be interpreted in a manner which would qualify any compensation payable hereunder to satisfy the requirements for exception to or exclusion from 409A and the taxes imposed thereunder.

In the event either party reasonably determines that any item payable by the Company to the Optionee pursuant to this Plan that is not subject to a substantial risk of forfeiture would not meet, or is reasonably likely not to meet, the requirements of paragraphs (2), (3) and (4) of Section 409A, or to qualify as exempt from Section 409A, such party shall notify the other in writing. Any such notice shall specify in reasonable detail the basis and reasons for such party's determination. The parties agree to negotiate in good faith the terms and conditions of an amendment to this Plan to avoid the inclusion of such item in a tax year before the Optionee's actual receipt of such item of income; provided, however, nothing in this section shall be construed or interpreted to require the Company to increase any amounts payable to the Optionee pursuant to this Plan or to consent to any amendment that would materially and adversely change the Company's financial accounting or tax treatment of the payments to the Optionee under this Plan. Any item payable under this Plan, that the Company reasonably determines is subject to Section 409A(a)(2)(B)(i) of the Code, shall not be paid or commence payment before the later of (a) six months after the date of the Optionee's Separation from Service and (b) the payment date or commencement date specified in this Plan for such item.

22.           Information and Documents to Optionees and Purchasers. Prior to the date, if any, upon which the Common Stock becomes a Listed Security and if required by the Applicable Laws, the Company shall provide financial statements at least annually to each Optionee and to each individual who acquired Shares pursuant to the Plan, during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns  such Shares. On or after the date upon which the Common Stock becomes a Listed Security, the Company's compliance with its reporting obligations under the Exchange Act shall satisfy the information requirements of this Section 22.  The Company shall not be required to provide such information if the issuance of Options or Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

23.           Governing Law.  This Plan, and all agreements under this Plan, shall be construed in accordance with and governed by the laws of the State of California, without reference to any conflict of law principles.  Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the State of California.

24.          Severability.  If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.